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                                                                     EXHIBIT 4.9

         FIRST SUPPLEMENTAL INDENTURE, dated as of March 30, 2001 between DORAL FINANCIAL CORPORATION, a Puerto Rico corporation (the "Company"), and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee").

                                    RECITALS

         The Company and the Trustee, as Trustee, are parties to an Indenture, dated as of May 14, 1999 (the "Original Indenture"), which provides for the issuance from time to time of senior unsecured debt securities of the Company.

         Section 11.01 of the Original Indenture provides that without prior notice to or the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Original Indenture, in a form satisfactory to the Trustee, to change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Debt Securities, provided that, among other circumstances, any such change or elimination shall become effective only when there is no Outstanding Debt Security or Coupon of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision and as to which such supplemental indenture would apply.

         The Company believes that Section 12.05 of the Original Indenture should be amended and restated in its entirety, with effect only as to Debt Securities of any series created after the execution of this First Supplemental Indenture.


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         The Board of Directors of the Company has duly authorized the execution and delivery by the Company of this First Supplemental Indenture.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE

                                   WITNESSETH:

         For and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually agree as follows:

                                   ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


SECTION 101.  DEFINITIONS.

         Except as otherwise expressly provided or unless context otherwise requires, all terms used in this First Supplemental Indenture shall have the meanings ascribed to them by the Original Indenture, as amended.

SECTION 102. EFFECT OF HEADINGS.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


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SECTION 103. SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

SECTION 104. SEPARABILITY CLAUSE.

         In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 105. BENEFITS OF INSTRUMENT.

         Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture or the Original Indenture.

SECTION 106. GOVERNING LAW.

         This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.


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                                   ARTICLE TWO
                       AMENDMENT OF THE ORIGINAL INDENTURE

SECTION 201. AMENDMENT OF SECTION 3.03 AND SECTION 12.05

         a. Section 12.05 of the Original Indenture is hereby amended and restated in its entirety as follows:

                           "Subject to the provisions of Article Ten hereof, the
                  Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Significant Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or corporate existence of a Significant Subsidiary if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders."

         b. Clause (iii)(5) in the fourth paragraph of Section 3.03 is hereby amended in its entirety to read as follows:

                           "(5) to the best of such counsel's knowledge, no
                  filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency is necessary for the due authorization, execution and delivery by the Company of the Indenture, except such as have been previously made, obtained or rendered, as applicable, and other than such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Debt Securities."


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SECTION 202. EFFECTIVENESS OF SECTION 201.

         Section 201 of this First Supplemental Indenture shall become effective upon its execution provided that it shall not apply to any Debt Security or Coupon of any series created prior to the execution of this First Supplemental Indenture which is entitled to the benefit of Section 12.05 of the Original Indenture. The only series of Debt Securities created prior to the execution of this First Supplemental Indenture is the Company's "Medium-Term Senior Notes, Series A."

SECTION 203. REAFFIRMATION OF ORIGINAL INDENTURE.

         Except as expressly amended or supplemented hereby, the Company and the Trustee hereby confirm, reaffirm and agree that the provisions of the Original Indenture shall remain in full force and effect.

SECTION 204. TRUST INDENTURE ACT.

         If any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as it may be amended from time to time (the "Act"), that is required under the Act to be a part of and govern this First Supplemental Indenture, the relevant provision of the Act control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision of the Act shall be deemed to apply to this First Supplemental Indenture as so modified or excluded, as the case may be.




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SECTION 205.  COUNTERPARTS.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                               DORAL FINANCIAL CORPORATION



                                               By: /S/ Mario S. Levis
                                                  ------------------------------
                                               Name:   Mario S. Levis
                                               Title:  Executive Vice President
                                                             and Treasurer

Attest:

/s/ Fernando Rivera Munich
--------------------------
Fernando Rivera Munich
Assistant Secretary

Affidavit No. 393

         Subscribed to before me by Mario S. Levis of legal age, married and resident of San Juan, Puerto Rico, as Executive Vice President of Doral Financial; and Fernando Rivera Munich, of legal age, married and resident of Guaynabo, Puerto Rico, as Assistant Secretary of Doral Financial Corporation and who are personally known to me, in San Juan, Puerto Rico, this 30th day of March, 2001.


                                               /s/ Ignacio Alvarez Zatarain
                                               ----------------------------
                                                       NOTARY PUBLIC


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                                             BANKERS TRUST COMPANY



                                             By: /s/ Susan Johnson
                                                -------------------------------
                                             Name: Susan Johnson
                                             Title: Vice President


Attest:

/s/ Jackie Bartnick
----------------------------



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STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )

         On the 30th day of March 2001, before me personally came Susan Johnson, me known, who, being by me duly sworn, did depose and say that he/she is a Vice President of Bankers Trust Company, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said New York banking corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.


[SEAL]                                      /s/ Tracy A. Salzmann
                                            ------------------------------------
                                                     Notary Public

                                            Tracy A. Salzmann
                                            Notary Public, State of New York
                                            Registration #015A6040727
                                            Qualified in New York County
                                            My Commission Expires April 24, 2002


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